                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of the Effective
                                          ---------
Date, among SBA TOWERS LOUISIANA, INC., a Florida corporation, with its principal place of business located at One Town Center Road, 3rd Floor, Boca Raton, Florida 33486, Attention: Jeffrey A. Stoops, Senior Vice President, Fax Number (561) 997-0343 ("Purchaser"), LEROY FAITH, residing at 111 Sussex,
                        ---------
Bossier City, Louisiana  71111 ("Seller"), CADDO TOWER COMPANY, INC., a
                                 ------
Louisiana corporation, with its principal place of business located at 933 Stoner Avenue, Shreveport, Louisiana 71101, Attention: Mr. Leroy Faith, Fax Number (318) 227-8955 ("CTI") and WILLIAM H. LEDBETTER, JR., ESQUIRE, with his
                        ---
principal place of business located at 2285 Benton Road, Suite D-101, Bossier City, Louisiana 71111, Fax Number (318) 742-0953 ("Escrow Agent").
                                                   ------------

                                  WITNESSETH:
                                  ----------

     In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CTI, Seller and Purchaser hereby agree as follows:

     1.  DEFINITIONS.  Capitalized terms used but not otherwise defined in this
         -----------
Agreement will have the meanings set forth in Exhibit "1".
                                              -----------

     2.  SALE AND PURCHASE.  Subject to the terms, conditions, conditions and
         -----------------
covenants of this Agreement, Seller will sell and transfer the Shares to Purchaser and Purchaser will purchase the Shares from Seller.

     3.  PURCHASE PRICE AND METHOD OF PAYMENT.
         ------------------------------------

         3.1  Purchase Price.  The Purchase Price for the Shares is Four Million
              --------------
Nine Hundred Twenty Five Thousand and No/100 Dollars ($4,925,000.00).

         3.2  Payment of Purchase Price.
              -------------------------

              3.2.1 On the Effective Date, Purchaser will deliver the Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) in Current Funds to Escrow Agent as an earnest money deposit payment. Escrow Agent will immediately place the Deposit in an interest-bearing account or money market fund. The Deposit will be a credit to Purchaser against the Purchase Price and applied as a payment on account thereof at Closing. All interest earned on the Deposit will accrue to the benefit of Purchaser at Closing.

              3.2.2 On the Closing Date, Purchaser will pay Seller by Current Funds, the balance of the Purchase Price, subject to all adjustments, credits and prorations provided for in Section 3.2.1 and Section 11. Escrow Agent will disburse the Deposit and all accrued interest thereon to Seller at Closing; provided, however, that all accrued interest on the Deposit shall be credited against the Purchase Price.

     4.  REPRESENTATIONS AND WARRANTIES OF SELLER AND CTI.  As a material
         ------------------------------------------------
inducement to Purchaser to enter into this Agreement, Seller and CTI jointly and severally represent and warrant to Purchaser as follows:

         4.1  Organization and Good Standing. CTI is a corporation duly
              ------------------------------
organized, validly existing, and in good standing under the laws of Louisiana, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Ground Leases, the Easements/Servitudes and the Tenant Leases. The ownership or use of the properties owned or used by CTI, or the nature of the activities conducted by CTI, does not require CTI to be qualified to do business as a foreign corporation in any jurisdiction.

         4.2  Duly Authorized.  Each of CTI and Seller have the absolute and
              ---------------
unrestricted right, power, authority (corporate or otherwise), and capacity to execute and deliver this Agreement and the Seller's Closing Documents to which each of them is a party and to perform their obligations under this Agreement and the Seller's Closing Documents to which each of them is a party. The execution and delivery of this Agreement and each of the Seller's Closing Documents, as well as the consummation of the Contemplated Transactions, have been approved by the Board of Directors and shareholders of CTI and no other corporate proceedings on the part of CTI (including without limitation obtaining approval of CTI's shareholders) shall be necessary or required to authorize this Agreement, each of the Seller's Closing Documents and the Contemplated Transactions.

         4.3  No Subsidiaries.  CTI does not own any Subsidiaries.
              ---------------

         4.4  Enforceability.  This Agreement constitutes the legal, valid, and
              --------------
binding obligation of each of Seller and CTI, enforceable against each of Seller and CTI in accordance with its terms. Upon the execution and delivery by Seller and CTI of each of the Seller's Closing Documents to which it is a party, each of the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller or CTI, as the case may be, enforceable against Seller and CTI in accordance with its respective terms.

         4.5  No Conflicts. Neither the execution and delivery of this Agreement
              ------------
nor the consummation or performance of any of the transactions contemplated by this Agreement, each of the Seller's Closing Documents, or any agreement, instrument or document contemplated thereby, will, directly or indirectly (with or without notice or lapse of time or both) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of CTI, or any resolution adopted by the board of directors or the shareholders of CTI, cause Purchaser or CTI to become subject to, or to become liable for the payment of, any Tax, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, any Legal Requirement or any Contract to which CTI or Seller is a party or any of the assets owned or used by CTI may be subject, or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by CTI.


         4.6  No Consents. Except as otherwise provided in this Agreement,
              -----------
Seller and CTI shall not be required to give any notice to or obtain any consent or approval from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.7  Capitalization. The correct and complete authorized capital stock
              --------------
of CTI consists of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding and constitute the Shares, and of which 100 shares are "treasury shares." There are no Contracts relating to the issuance, delivery, registration, sale, or transfer of any equity securities or other securities of CTI.

         4.8  Title to and Issuance of Shares. Seller is and will be on the
              -------------------------------
Closing Date the record and beneficial owner and holder of the Shares, free and clear of all encumbrances. None of the Shares are subject to pre-emptive or similar rights, either pursuant to any Organizational Document or any Contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any equity securities or other securities of CTI.

         4.9  Financial Statements. Seller has delivered to Purchaser a compiled
              --------------------
balance sheet of CTI at and as of July 31, 1997 (the "Balance Sheet"), and the related compiled statements of income, changes in stockholders' equity, and cash flows for the fiscal year then ended, including the notes thereto (collectively, the "Financial Statements"). For purposes of this Agreement, the terms "Balance Sheet" and "Financial Statements" shall also include the balance sheets and financial statements, as the case may be, to be provided to Purchaser pursuant to Section 6.1.11. The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flows of CTI at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP. Each Balance Sheet reflects the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than CTI are required by GAAP to be included in the Financial Statements.

         4.10 Books and Records. The books of account, minute books, stock
              -----------------
record books, and other records of CTI, all of which have been made available to Purchaser, are true, complete and correct and have been maintained in accordance with sound business practices. At the Closing, all such books and records will be delivered to Purchaser.

         4.11 No Undisclosed Liabilities. CTI has no liabilities or obligations
              --------------------------
of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         4.12 Taxes. CTI has filed or caused to be filed (on a timely basis
              -----
since January 1, 1994) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has delivered or made available to Purchaser copies of all such Tax Returns relating to income or franchise taxes filed since January 1, 1994. CTI has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or CTI. None of CTI's United States federal and state income Tax Returns have been audited by the IRS or relevant state tax authorities. The charges, accruals, and reserves with respect to Taxes on the respective books of CTI are adequate (determined in accordance with GAAP) and are at least equal to CTI's liability for Taxes. There exists no proposed tax assessment against CTI except as disclosed in the Financial Statements or in the Disclosure Letter. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by CTI. All Taxes that CTI is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person. All Tax Returns filed by CTI are true, correct, and complete. There is no tax sharing agreement that will require any payment by CTI after the date of this Agreement. CTI is not, nor within the five-year period preceding the Closing Date has not been, a corporation taxable as an "S corporation" under Subtitle A, Chapter I, Subchapter S of the Code.

         4.13 Employee Benefit Plans and Compliance with ERISA.  Neither CTI nor
              ------------------------------------------------
any of its Affiliates has ever established, sponsored, maintained, contributed to or otherwise participated in, or had any obligation to establish, sponsor, maintain, contribute to or otherwise participate in, any compensation, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan or arrangement which is or was governed by or subject to the Employee Retirement Income Security Act of 1974, or any successor law, or any regulations or rules issued pursuant to that Act or any successor law. Neither CTI nor any of its Affiliates provide health or welfare benefits for any retired or former employee or are obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service. The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

         4.14 Compliance with Legal Requirements and Governmental
              ---------------------------------------------------
Authorizations. CTI is, and at all times since August 1, 1995, has been, in full
--------------
compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time or both) may constitute or result in a violation by CTI of, or a failure on the part of CTI to comply with, any Legal Requirement, or may give rise to any obligation on the part of CTI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. CTI has not received, at any time since August 1, 1995, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or any actual, alleged, possible, or potential obligation on the part of CTI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. The use, maintenance and operation of the Property by CTI, Seller, the Tenants and, to the best knowledge of CTI and Seller, all other Persons, is in full compliance with all Easements/Servitudes, restrictive covenants, reservations and similar matters of record. There are no outstanding notices of violation currently in effect for the Property. The Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by CTI or that otherwise relates to the business of, or to any of the assets owned or used by, CTI. Each Governmental Authorization listed or required to be listed in the Disclosure Letter is valid and in full force and effect. CTI is, and at all times since August 1, 1995 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in the Disclosure Letter. No event has occurred or circumstance exists that may (with or without notice or lapse of time or both) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in the Disclosure Letter, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in the Disclosure Letter. CTI has not received, at any time since August 1, 1995, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies. The Governmental Authorizations listed in Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit CTI to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit CTI to own and use its assets in the manner in which it currently owns and uses such assets.

         4.15 Legal Proceedings and Orders.  There is no pending Proceeding that
              ----------------------------
has been commenced by or against CTI or that otherwise relates to or may affect the business of, or any of the assets owned or used by, CTI, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the best knowledge of Seller and CTI, no such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller and CTI have delivered to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in the Disclosure Letter. The Proceedings listed in the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of CTI. There is no Order to which Seller, CTI, or any of the assets owned or used by CTI, is subject, neither Seller nor CTI is subject to any Order that relates to the business of, or any of the assets owned or used by, CTI, and no officer, director, agent, or employee of CTI is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of CTI.

         4.16 Absence of Certain Changes Since Date of Balance Sheet.  Except as
              ------------------------------------------------------
set forth in the Disclosure Letter and in Section 6.1.10, since the date of the Balance Sheet, CTI has conducted its business only in the Ordinary Course of Business and there has not been any (A) change in CTI's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of CTI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by CTI of any shares of any capital stock of CTI; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, (B) amendment to the Organizational Documents of CTI, (C) payment or increase by CTI of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, (D) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of CTI, (E) damage to or destruction or loss of any asset or property of CTI, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of CTI, taken as a whole, (F) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to CTI of at least $20,000, (G) sale, lease, or other disposition of any asset or property of CTI or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of CTI, (H) cancellation or waiver of any claims or rights, (I) material change in the accounting methods used by CTI, (J) material adverse change in the business, operations, properties, prospects, assets, or condition of CTI, or event that may result in such a material adverse change, or (K) a Contract by CTI to do any of the foregoing.

         4.17 Contracts.  The Disclosure Letter contains a complete and accurate
              ---------
list, and Seller and CTI have delivered to Purchaser true and complete copies, of:

              4.17.1 the Ground Leases. CTI is the original lessee (or has validly succeeded to the rights of the original lessee) under each of the Ground Leases, holds the leasehold interest created under each of the Ground Leases, and is the sole owner of the Improvements located on the real property being leased thereunder. The Ground Leases and the Improvements in connection therewith are, and at Closing, shall be, free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, CTI and Seller, jointly and severally, represent and warrant that (A) each Ground Lease is in full force and effect and has not been modified or amended, (B) CTI is in actual possession of the leased premises under each of the Ground Leases, (C) CTI has paid the rent set forth in each of the Ground Leases on a current basis and there are no past due amounts, (D) except as expressly set forth in the Ground Leases, CTI is not obligated to pay any additional rent or charges to any of the Ground Lessors for any period subsequent to the Closing Date, and (E) neither CTI nor Seller has received notice from or given notice to any Ground Lessor claiming that such Ground Lessor or Seller is in default under any of the Ground Leases, and, to the best knowledge of CTI and Seller, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default;

              4.17.2 the Tenant Leases. CTI is the original lessor (or has validly succeeded to the rights of the original lessor) under each of the Tenant Leases. The Tenant Leases are, and at Closing, shall be, free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Except for the rights of the Tenants, as tenants only, pursuant to the Tenant Leases, no Person other than Purchaser will on the Closing Date be in, or have any right or claim to, possession of any of the Property. Other than the Tenant Leases, there are no leases, subleases, licenses or other occupancy agreements (written or oral) which grant any possessory interest in or to any of the Tower Sites or the Improvements thereon, or which grant other rights with respect to the use of any of the Property. Furthermore, Seller and CTI, jointly and severally, represent and warrant that (A) each Tenant Lease is in full force and effect and has not been modified or amended, (B) each Tenant has accepted possession of its premises under its Tenant Lease, (C) except as set forth in Exhibit "4.17.2",
                                                            ----------------
CTI is collecting the rent set forth in each Tenant Lease on a current basis and there are no past due amounts thereunder in excess of one month, (D) except as expressly set forth in the Tenant Leases, no Tenant is entitled to any rental concessions or abatements in rent for any period subsequent to the Closing Date,
(E) CTI has not given notice to any Tenant claiming that the Tenant is in default under its Tenant Lease, and, to the best knowledge of CTI and Seller, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default, (F) CTI has not received notice from any Tenant claiming that CTI is in default under the Lease, or claiming that there are defects in the Improvements, which default or defect remains in any manner uncured, (G) CTI has not received notice from any Tenant asserting any Claims, offsets or defenses of any nature whatsoever to the performance of its obligations under its Tenant Lease and, to the best knowledge of Seller and CTI, there is no event which, with the giving of notice or the passage of time or both, would constitute the basis of such Claim, offset or defense and (H) except as expressly set forth in the Tenant Leases, there are no security deposits or prepaid rentals under any of the Tenant Leases;

              4.17.3 the Easements/Servitudes. CTI is the original grantee (or has validly succeeded to the rights of the original grantee) under each of the Easements/Servitudes, has good and marketable title to the Easements/Servitudes, and is the sole owner of the Improvements located on the easement or servitude areas thereunder. At Closing, the Easements/Servitudes and the Improvements in connection therewith shall be free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Furthermore, CTI and Seller, jointly and severally, represent and warrant that (A) each Easement/Servitude is in full force and effect and has not been modified or amended, (B) CTI is in actual possession of the easement or servitude area under each of the Easements/Servitudes, (C) except as expressly set forth in the Ground Leases, CTI is not obligated to pay any rent or charges under any of the Easements/Servitudes for any period subsequent to the Closing Date, and (D) CTI has not given notice to or received notice from any Person claiming that the Person or CTI is in default under any Easement/Servitude, and, to the best knowledge of CTI and Seller, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default;

              4.17.4 any other Contract to which CTI is a party or by which any of the Property is bound. CTI and Seller, jointly and severally, represent and warrant that (A) each such Contract is in full force and effect and has not been modified or amended, (B) CTI has paid all sums due thereunder on a current basis and there are no past due amounts, and (C) neither CTI nor Seller has received notice from or given notice to any Person claiming that such Person or CTI or Seller is in default under any such Contract, and, to the best knowledge of CTI and Seller, there is no event which, with the giving of notice or the passage of time or both, would constitute such a default under any such Contract.

         4.18 Hazardous Materials. The Property has not in the past been used,
              -------------------
and is not presently being used, for the handling, storage, transportation, or disposal of hazardous or toxic substances, materials, pollutants or waste (or similar items under applicable environmental Legal Requirements). To the best of Seller's knowledge, there has been no release of any such items into the environment from any of the Tower Sites or in, on or under any of the Tower Sites.

         4.19 Employees; Independent Contractors.
              ----------------------------------

              4.19.1  Employees. The Disclosure Letter contains a complete and
                      ---------
accurate list of the following information for each employee or director of CTI, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since August 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under CTI's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other benefit plan. The Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of CTI, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

              4.19.2  Tower Observers. Exhibit "4.19.2" contains a complete and
                      ---------------  ----------------
accurate list of all persons engaged by CTI as independent contractors to observe regarding and report to CTI on the operational status of each tower (collectively, the "Tower Observers"). CTI represents and warrants that, with
                    ---------------
respect to each Tower Observer: (A) such Tower Observer is an independent contractor and not an employee of CTI, (B) CTI has not taken and shall not take any action that would modify the independent contractor status of such Tower Observer or which would render such Tower Observer an employee of CTI, and (C) CTI has made all periodic and other filings and payments required to be paid, made or maintained, in connection with any Tax or Legal Requirement.

         4.20 Labor Relations; Compliance.  Since August 1, 1995, there has not
              ---------------------------
been, there is not presently pending or existing, and there is not threatened, any Proceeding against or affecting CTI relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting CTI or its premises. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. CTI has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. CTI is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         4.21 Certain Payments.  Since August 1, 1995, neither CTI nor any
              ----------------
director, officer, agent, or employee of CTI, or any other Person associated with or acting for or on behalf of CTI, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, for or in respect of any CTI or any Affiliate thereof, or in violation of any Legal Requirement, or established or maintained any fund or asset that has not been recorded in the books and records of CTI.

         4.22 Disclosure. No representation or warranty of Seller or CTI in this
              ----------
Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller or CTI that has specific application to either Seller or CTI (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of CTI that has not been set forth in this Agreement or the Disclosure Letter.

         4.23 Related Party Transactions. Except as set forth on Exhibit "4.23",
              --------------------------                         -------------
neither Seller nor any Related Person of Seller or CTI has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to CTI's business. Neither Seller nor any Related Person of Seller or CTI is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with CTI, or engaged in competition with CTI with respect to any of the products or services of CTI in any market presently served by CTI. Except for the lease by CTI of certain real estate from Shreveport, neither Seller, any Related Person of Seller nor CTI is a party to any Contract with, or has any claim or right against, CTI.

         4.24 No Brokers.  Neither CTI nor Seller, nor any of their agents have
              ----------
incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.25 Defects. To best knowledge of CTI and Seller, there are no
              -------
physical, structural or mechanical defects in any of the Towers or other Improvements, and the same are suitable and adequate for their intended use.

         4.26 Utilities and Access. All electric, telephone, drainage facilities
              --------------------
and other utilities required for use and operation of the Tower Sites are installed up to the boundaries of the Tower Sites within valid, written, recorded easements or servitudes. Such utilities are in good working order, meet all current codes and ordinances and are of adequate size and capacity to service the Tower Sites. Each Tower Site has adequate, direct, indefeasible legal and practical pedestrian and vehicular access to paved public roads.

         4.27 Mechanics' Liens. On the Closing Date, there will be no
              ----------------
outstanding contracts made or authorized by CTI or Seller for the Improvements or any other work or services to the Property, including professionals such as architects, engineers and planners, which have not been fully paid for.

         4.28 Real Property Taxes and Assessments.  All ad valorem real property
              -----------------------------------
taxes for the Real Property and all personal property taxes for the Tangible Personal Property have been fully paid for the year 1998, and all prior years. There are no existing or pending special assessments, fees or similar obligations affecting any of the Tower Sites or the Appurtenant Property, which may be assessed by any Governmental Authority. CTI and Seller will be liable for any such special assessments, fees or similar obligations affecting any of the Tower Sites that arise between the Effective Date and the Closing Date.

         4.29 Condemnation.  There are no present or pending legal or
              ------------
administrative proceedings relative to condemnation, or other taking by any Governmental Authority, of any portion of the Property, and no such proceeding is contemplated.

         4.30 No Flood Hazard Area.  To the best knowledge of CTI and Seller, no
              --------------------
Tower Site is located within an area that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, the Federal Emergency Management Administration or any other Governmental Authority as being subject to any special or increased flooding hazards.

         4.31 Accurate Documents. All Contracts, documents, reports, leases,
              ------------------
title insurance policies, title opinions, surveys and other items relating to the Property and delivered to Purchaser pursuant to this Agreement are true, correct and complete copies of the originals thereof.

         4.32 Accuracy of Representations and Warranties.  All of CTI's and
              ------------------------------------------
Seller's representations and warranties contained in this Agreement and CTI's and Seller's liability therefor will survive the Closing. Purchaser will have no duty to investigate or inquire about the accuracy or veracity of any representation or warranty of Seller.

     5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  As a material inducement
         -------------------------------------------
to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

          5.1  Authority.  Purchaser is a corporation, duly organized and
               ---------
validly existing under the laws of the State of Florida, and is duly qualified to transact business under the laws of the State of Louisiana. All documents, including this Agreement, executed or to be executed by Purchaser (a) have been or will be duly authorized, executed and delivered by Purchaser, (b) are or will be legal, valid and binding obligations of Purchaser, and (c) do not or will not violate any provisions of any agreement to which Purchaser is a party or to which it is bound. Purchaser has the full right, power and authority, without the necessity of obtaining the consent or approval of any other Person, to enter into this Agreement and to perform its obligations under this Agreement.

          5.2  Accuracy of Representations and Warranties.  All of Purchaser's
               ------------------------------------------
representations and warranties contained in this Agreement and Purchaser's liability therefor will survive the Closing. Seller will have no duty to investigate or inquire about the accuracy or veracity of any representation or warranty of Purchaser.

     6.  COVENANTS OF SELLER.
         -------------------

          6.1  Affirmative Covenants.  Between the date of this Agreement and
               ---------------------
the Closing Date, Seller will, and will cause CTI to:

               6.1.1 conduct the business of CTI only in the Ordinary Course of Business and will use best efforts to maintain and preserve the Property, preserve intact the current business organization of CTI, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with CTI;

               6.1.2 provide Purchaser and its representatives, agents, contractors, architects and engineers access to the Property and the financial records of the Property at any time during normal business hours prior to the Closing Date, at Purchaser's sole cost and expense, to perform any tests, borings, inspections, surveys, studies, environmental site assessments and measurements which Purchaser reasonably deems necessary or appropriate;

               6.1.3 concurrent with its execution of this Agreement, furnish to Purchaser the Disclosure Letter which shall contain true, correct and complete copies of all records, documentation and other information in its possession (or in the possession of Seller's attorneys or other representatives) as Purchaser may reasonably request concerning CTI, the Shares, and the ownership, use, operation and condition of the Property, including, the Ground Leases, the Easements/Servitudes, the Tenant Leases, the Permits, any title insurance policies, recorded title documents, title abstracts, title opinions, surveys, plans, engineering reports, soil tests, service contracts, legal opinions, environmental site assessments and similar items;

               6.1.4 permit Purchaser to, without any obligation to do so, contact any Governmental Authority about any Permits or Legal Requirements concerning CTI or the Property and contact any Ground Lessor, Tenant or other Person about CTI or the Ground Leases, the Easements/Servitudes, the Tenant Leases or any other aspects of the Property;

               6.1.5 cause all indebtedness owed to CTI by Seller or any Related Person of Seller to be paid in full prior to Closing, cause all indebtedness owed by CTI to be paid in full prior to Closing and cause all Contracts to which CTI is a party or by which the Property is bound to be performed in full or terminated without liability to CTI prior to Closing.

               6.1.6 except for the Tower Observers, cause all employees of CTI to be terminated effective as of the Closing Date and pay any and all unpaid amounts, commitments or obligations due, owing or payable to such employees (whether pursuant to or arising from any Contract or Legal Requirement or in any other manner), including without limitation all wages, commissions and other compensation, earned bonuses, severance pay, accrued and unpaid vacation time, sick leave, accrued and unpaid benefits and disability payments;

               6.1.7 cooperate with Purchaser with respect to all filings or consents that Purchaser elects to make or obtain or is required by Legal Requirements or other Persons to make or obtain in connection with the Contemplated Transactions;

               6.1.8 promptly notify Purchaser in writing if Seller or CTI becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's or CTI's representations and warranties as of the date of this Agreement, or if Seller or CTI becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller and CTI will promptly deliver to Purchaser a supplement to the Disclosure Letter specifying such change;

               6.1.9 promptly notify Purchaser of the occurrence of any Breach of any covenant of Seller in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely;

               6.1.10 at or prior to Closing, transfer the assets of CTI described in Exhibit "6.1.10" (the "Retained Property") to such Person as Seller
             ----------------      -------------------
may direct;

               6.1.11 deliver to Purchaser within a reasonable period of time prior to the Closing Date compiled balance sheets and related statements of income, changes in stockholders' equity and cash flows, at and for the year ended July 31, 1998, and Seller hereby represents and warrants to Purchaser that such financial statements shall have been prepared in compliance with the provisions of Section 4.9; and

               6.1.12 disclose to Purchaser upon Purchaser's request, on or prior to the Closing Date, the location of a viable alternative tower site for the Tower Site located in or about Mansfield, Louisiana.

          6.2  Negative Covenants.
               ------------------

               6.2.1 Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause CTI not to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within Seller's or CTI's control, as a result of which any of the changes or events listed in
Section 4.16 is likely to occur.

               6.2.2 Until such time, if any, as this Agreement is terminated, Seller will not, and will cause CTI and its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of CTI, or any of the capital stock of CTI, or any merger, consolidation, business combination, or similar transaction involving CTI.

               6.2.3 CTI and Seller will not (a) permit any new occupancy of, or enter into any new lease, license or other occupancy agreement for, space on any of the Towers or in any of the Improvements located on any of the Tower Sites, (b) renew, modify or terminate the Tenant Leases, the Ground Leases or the Easements/Servitudes, (c) take any action or fail to take any action that would constitute a default under the Tenant Leases, the Ground Leases or the Easements/Servitudes, or (d) enter into or renew any management, maintenance, service or other Contract affecting the Property, without Purchaser's prior written approval in each instance, which approval will not be unreasonably withheld or delayed.

               6.2.4 CTI and Seller will not encumber, modify or alter the Property in any material respect.

     7.  CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE.  Purchaser's
         -----------------------------------------------
obligations hereunder are expressly contingent upon fulfillment of such of the following terms and conditions (collectively, the "Purchaser's Conditions
                                                   ----------------------
Precedent") as have not been waived in writing by Purchaser:
---------

          7.1  Performance of Covenants and Accuracy of Representations. All of
               --------------------------------------------------------
Seller's and CTI's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually) must have been accurate in all respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter, and all of Seller's and CTI's covenants, duties and obligations in this Agreement must have been fully and completely performed as of the Closing Date.

          7.2  No Legal Action Against Contemplated Transactions.  Since the
               -------------------------------------------------
date of this Agreement, there must not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.3  No Claim Regarding Stock Ownership or Sale Proceeds.  There must
               ---------------------------------------------------
not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, CTI or the Property, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.4  No Prohibitions.  Neither the consummation nor the performance
               ---------------
of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

          7.5  Estoppels. Purchaser shall have obtained on or before the
               ---------
Closing Date a Ground Lessor Estoppel from each Ground Lessor and a Tenant Estoppel from Tenants whose leases or occupancy agreements collectively represent not less than seventy-five percent (75%) of the total rent payable under the Tenant Leases, which Estoppels shall be substantially in the forms attached hereto as Exhibit "7.5".
                   -------------

          7.6  Seller's Antennas. With respect to Seller's antennas, Seller and
               -----------------
Purchaser have completed the following:

               7.6.1 Seller and Purchaser have agreed upon the mounting height of Seller's antennas to be located on the Towers on and after the Closing Date.

               7.6.2 Seller and Purchaser have agreed upon the specific Towers and Tower Sites upon which Seller's antennas shall be located.

               7.6.3 Seller and Purchaser have executed an Antenna Site Agreement with respect to each such Tower and Tower Site at which such antennas will be located, which Antenna Site Agreements shall be substantially in the form attached hereto as Exhibit "7.6"; provided,
                        -------------  --------
however, that Seller and Purchaser agree that the monthly rent for each of
-------
Seller's antennas shall be an amount equal to the mounting height (in feet) of such antenna, multiplied by $.50.

     7.7  Title to Property.  Seller shall have good title to the Shares free
          -----------------
and clear of all liens and encumbrances and CTI shall have good title to the Property free and clear of all liens and encumbrances and Purchaser shall have obtained Uniform Commercial Code, judgment and tax lien searches confirming that no such liens or encumbrances exist, a commitment issued by First American Title Insurance Company pursuant to which such company agrees to issue to Purchaser a leasehold policy of title insurance in the amount of the Purchase Price insuring CTI's leasehold interest under the Ground Leases and its interest under any Easements/Servitudes subject only to such matters as may be acceptable to Purchaser and a current survey of the Real Property meeting ALTA requirements and prepared by a surveyor acceptable to Purchaser which confirms that all Improvements are located upon the Real Property and do not encroach upon any easements or servitudes of record and that no improvements from adjoining properties encroach upon the Real Property and otherwise does not reveal any matter which renders the leasehold interest in the Real Property leased pursuant to the Ground Leases unmarketable. The parties acknowledge and agree that Shreveport Communications Services, Inc. ("Shreveport") leases, and as of the
                                           ----------
Closing Date, shall lease, the Keel Tower Site and the Glassell Tower Site (as more fully described or depicted in the Disclosure Letter) and the Towers located thereupon (collectively, the "Shreveport Tower Sites"), as a ground
                                      ----------------------
lessee. In order to permit Purchaser to access and use the Towers located on the Shreveport Tower Sites, Seller and CTI agree that they will, on or prior to the Closing Date, cause the present ground lease with respect to each of the Shreveport Tower Sites to be amended so that each such ground lease is appropriately divided into (1) a ground lease under which CTI shall be the ground lessee of the Tower(s) located on each of the Shreveport Tower Sites, and each such ground lease must provide Purchaser with a direct and unobstructed right of access to each such Tower Site from the nearest public road or highway, and (2) a ground lease under which Shreveport shall be the ground lessee with respect to the remainder of the property included under each such ground lease.

     7.8  Environmental Assets.  Purchaser shall have obtained environmental
          --------------------
site assessment reports for all Property, including without limitation any real property included on Exhibit "6.1.10", issued by an environmental engineer
                     ----------------
confirming that the Property has not in the past been used, and is not presently being used, for the handling, storage, transportation, disposal or release of hazardous or toxic substances, materials, pollutants or waste (or similar items under applicable environmental Legal Requirements).

     7.9  Zoning and Land Use.  Purchaser shall have obtained evidence that the
          -------------------
use, maintenance and operation of the Property by CTI and the Tenants are in full compliance with all applicable zoning, land use, building code and similar Legal Requirements and with all servitudes, restrictive covenants, reservations and similar matters of record affecting the Real Property.

     7.10 FAA and FCC Matters.  Purchaser shall have obtained evidence that the
          -------------------
Towers are in full compliance with all applicable FAA and FCC Legal
Requirements.

          7.11  No Change in the Property. Except as provided in this
                -------------------------
Agreement, no material adverse changes in the Property have occurred between the date of this Agreement and the Closing Date.

          7.12  Gross Income Amount. Seller shall have provided Purchaser with
                -------------------
evidence that the annual gross income of CTI as of the Closing Date is equal to or greater than Three Hundred Ninety Thousand and No/100 Dollars ($390,000.00).

          7.13  Execution and Delivery of Documents.  Seller and CTI shall have
                -----------------------------------
executed and delivered to Purchaser any and all documents and instruments contemplated by this Agreement, including without limitation those set forth on Exhibit "7.13" attached hereto.
--------------

          7.14  Third Party Approvals. Purchaser shall have obtained all third
                ---------------------
party approvals and/or non-disturbance agreements from all Governmental Authorities, landlords, mortgagees, secured parties or other Persons deemed necessary by Purchaser in order to consummate the transactions contemplated by this Agreement and in order for Purchaser to obtain title insurance for Purchaser's contemplated interest in the Real Property.

          7.15  Opinion of Counsel.  Seller and CTI shall have delivered to
                ------------------
Purchaser a written opinion (the "Seller's Opinion") from counsel to Seller and CTI, dated as of the Closing Date, to the effect set forth on Exhibit "7.15"
                                                              --------------
attached hereto.

     In the event that any of the Purchaser's Conditions Precedent shall not have been fulfilled or waived in writing by Purchaser, Purchaser will have the right to terminate this Agreement. Purchaser will notify Seller and CTI in writing of its intention to terminate this Agreement pursuant to this Section prior to 1:00 p.m. Eastern Time on the Closing Date, with a copy to Escrow Agent, in which event Escrow Agent will without further authorization or direction from any Person pay the Deposit to Purchaser. If Purchaser fails to so notify Seller within such time period, then Purchaser will be deemed to have elected to proceed to Closing, and all rights of Purchaser to terminate this Agreement pursuant to this Section will be null and void and of no further force or effect.

     8.   CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE.  Seller's obligations
          --------------------------------------------
hereunder are expressly contingent upon fulfillment of such of the following terms and conditions (collectively, the "Seller's Conditions Precedent") as have
                                         -----------------------------
not been waived in writing by Seller:

          8.1  Performance of Covenants and Accuracy of Representations.  All of
               --------------------------------------------------------
Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, and all of Purchaser's duties, obligations and covenants in this Agreement must have been fully and completely performed in all material respects as of the Closing Date.

          8.2  Execution and Delivery of Documents.  Purchaser shall have
               -----------------------------------
executed and delivered to Seller any and all documents and instruments contemplated by this Agreement, including without limitation those set forth on Exhibit "8.2" attached hereto.
-------------

     In the event that any of the Seller's Conditions Precedent shall not have been fulfilled to the satisfaction of Seller or waived in writing by Seller, Seller will have the right, in its discretion, and without any liability or obligation to Purchaser whatsoever, to terminate this Agreement. Seller will notify Purchaser in writing of its intention to terminate this Agreement pursuant to this Section prior to 1:00 p.m. Eastern Time on the Closing Date, with a copy to Escrow Agent, in which event Escrow Agent will without further authorization or direction from any Person pay the Deposit to Purchaser. If Seller fails to so notify Purchaser within such time period, then Seller will be deemed to have elected to proceed to Closing, and all rights of Seller to terminate this Agreement pursuant to this Section will be null and void and of no further force or effect.

     9.  CLOSING.  The Closing will be held at the offices of Seller or such
         -------
other place mutually agreed upon by Seller and Purchaser. The Closing will occur at 2:00 p.m. Eastern Time on the Closing Date.

     10. EXPENSES.
         --------

         10.1  Attorneys' Fees.  Each of Seller and Purchaser will pay its own
               ---------------
attorneys' fees and costs incurred in connection with the negotiation of this Agreement and consummation of the Closing. Seller agrees that it shall pay any attorneys' fees incurred by CTI on or prior to the Closing Date, regardless of whether incurred in connection with the negotiation of this Agreement and the consummation of the Closing or otherwise, to the extent such fees have not otherwise been paid by Seller at or prior to the Closing.

          10.2  Transfer Taxes; Recording Costs.  Seller will pay the cost of
                -------------------------------
all deed or other transfer taxes (including all documentary stamp taxes), with respect to the Contemplated Transactions and all recording costs of any documents executed herewith (including recording costs associated with releases and other documents required to clear title or to comply with Seller's or CTI's obligations hereunder).

          10.3  Other Expenses.  Any items of cost or expense not specifically
                --------------
allocated above will be paid by the party to the transaction that customarily bears such cost or expense within the county in which the Tower Sites are located.

     11.  PRORATIONS.   Notwithstanding the structure of the Contemplated
          ----------
Transaction as a purchase of stock, the Purchase Price shall be subject to adjustment as follows on the Closing Date (provided, however, to the extent any such adjustments cannot be calculated accurately on the

Closing Date, the same will be calculated within thirty (30) days after the Closing Date and either party owing the other a sum of money based on such subsequent calculation will promptly pay the sum to the other party in Current Funds) and the terms of this Section will survive the Closing:

     11.1  Taxes; Utilities; Rents.  All taxes, real estate assessments, utility
           -----------------------
charges, rents payable under the Ground Leases and similar expenses will be prorated as of 12:01 a.m. on the Closing Date on the basis of a 365-day year. Rents actually collected under the Tenant Leases will be prorated as of 12:01 a.m. on the Closing Date on the basis of a 30-day month. Seller agrees that, on and after the Closing Date, Purchaser shall be responsible for collecting all rents and receipts with respect to the Real Property and the Tenant Leases. If Purchaser receives any rents or receipts subsequent to the Closing Date which relate to any period of time prior to the Closing Date, Purchaser shall immediately pay the same to Seller in Current Funds. If Seller receives any rents or receipts which relate to any period of time or after the Closing Date, whether such amounts are received by Seller prior to, on, or subsequent to the Closing Date, then Seller shall immediately pay the same to Purchaser in Current Funds (except that any rents or receipts received by Seller on or prior to the Closing Date shall be applied to reduce the Purchase Price by the amount of such rents or receipts). Notwithstanding anything to the contrary herein, Seller shall be liable for paying all federal, state and local income taxes with respect to any rents or receipts collected by Purchaser which relate to any period of time prior to the Closing Date, and Seller hereby agrees to use reasonable efforts to (A) file such separate or "short-year" tax returns for CTI as may be permitted or required under the Code with respect to the relevant period of time prior to the Closing Date, or (B) shall immediately pay the amount of all such federal, state or local income tax liability paid or payable by Purchaser with respect to such rents and receipts. All utility deposits and reservation fees paid by or on behalf of Seller in connection with the Property will be assigned and transferred to Purchaser.

     11.2  Estimate of Taxes.  If, on the Closing Date, the current real
           -----------------
property tax bill with respect to the Property is not available, the amount of real property taxes will be apportioned based on the current year's millage and the current year's assessment. If the current year's millage is not fixed and the current year's assessment is available, taxes will be apportioned based on such assessment and the prior year's millage. If the current year's assessment is not available, then real property taxes will be apportioned on the prior year's tax. Any apportionment of taxes based upon any figures other than a final tax bill will, at the request of either Seller or Purchaser, be subsequently reapportioned based upon receipt of the final tax bill for the current year.

     11.3  Special Assessments.  Seller will pay all certified, confirmed and
           -------------------
ratified special assessment liens as of the Closing Date. Purchaser will assume any pending liens as of the Closing Date. If the improvement which is the subject of the special assessment has been substantially completed as of the Effective Date, then such pending lien will be considered certified, confirmed or ratified and Seller will, at Closing, be charged an amount equal to the last estimate of assessment for the improvement by the applicable Governmental Authority.

     12.  INDEMNIFICATION.
          ---------------

          12.1  Survival; Right to Indemnity Not Affected by Knowledge.  All
                ------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

          12.2  Indemnification by Seller and CTI.  Seller and the officers,
                ---------------------------------
directors and shareholders of CTI, jointly and severally, will indemnify and hold harmless Purchaser, CTI (after the Closing Date) and their respective Representatives, attorneys, officers, directors, shareholders, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by CTI or Seller in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by CTI or Seller pursuant to this Agreement, (b) any Breach by Seller or CTI of any covenant or obligation of such Seller in this Agreement, (c) any services provided or Property owned by CTI prior to the Closing Date, or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or CTI (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. The remedies provided in this Section will not be exclusive of or limit any other remedies that may be available to any of the Purchaser Indemnified Persons.

          12.3  Indemnification by Purchaser.  Purchaser will indemnify and hold
                ----------------------------
harmless Seller and their respective representatives, attorneys, officers, directors, shareholders, controlling persons and affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to Seller Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          12.4  Procedure for Indemnification.
                -----------------------------

                12.4.1 Promptly after receipt by an indemnified party or of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                12.4.2 If any such Proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                12.4.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     13.  DEFAULT.
          -------

          13.1  Purchaser's Default. If Purchaser breaches its obligations under
                -------------------
this Agreement (except for Purchaser's failure to consummate the Contemplated Transactions because any of the conditions in Section 7 were not fulfilled as of the Closing), the Deposit will, at Seller's option, be paid to Seller, or, in the alternative, Seller will have the right of specific performance, in either instance without waiving Seller's right to sue Purchaser for damages, or a combination of specific performance and damages. No remedy conferred upon Seller is intended to be exclusive of any other remedy, and each remedy will be cumulative and in addition to every other remedy available under this Agreement, at law or in equity. No single or partial exercise any remedy will preclude any other or further exercise thereof. This provision shall be in addition to Seller's remedies under Section 12 hereof.

          13.2  Seller's or CTI's Default. If Seller or CTI breaches its
                -------------------------
covenants or obligations under this Agreement, the Deposit will, at Purchaser's option, be returned to Purchaser, or in the alternative, Purchaser will have the right of specific performance, in either instance without waiving Purchaser's right to sue Seller or CTI for damages, or a combination of specific performance and damages. No remedy conferred upon Purchaser is intended to be exclusive of any other remedy, and each remedy will be cumulative and in addition to every other remedy available under this Agreement, at law or in equity. No single or partial exercise any remedy will preclude any other or further exercise thereof. This provision shall be in addition to Purchaser's remedies under Section 12 hereof.

     14.  BROKERS.  Neither Purchaser, CTI, nor Seller has dealt with any agent,
          -------
broker or finder in connection with the transaction contemplated by this Agreement. Each party will indemnify, defend and hold harmless the other party from any Claims of any agent, broker or finder claiming to have dealt with the indemnifying party in connection with this Agreement. This Section will survive the Closing or any termination of this Agreement.

     15.  INTERPRETATION.  The singular includes the plural and the plural
          --------------
includes the singular. The word "or" is not exclusive and the word "including" is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. Unless otherwise indicated, references to a Section or Exhibit mean a Section or Exhibit contained in or attached to this Agreement. The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement. This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

     16.  NOTICES.  All notices, demands or communications required or permitted
          -------
under this Agreement will be in writing and delivered by hand or mailed by certified mail, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, or by fax, to the party entitled thereto at the address and to the fax number first set forth above, or such other party(ies), address(es) or fax number(s) as either party specifies by written notice to the other from time to time. Any legal counsel designated above or any substitute counsel as designated by Seller or Purchaser by written notice to the other party is authorized to give notices under this Agreement on behalf of its respective client.

     17.  ENFORCEMENT COSTS.  If any civil action, arbitration or other legal
          -----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party. The terms of this Section shall survive the Closing.

     18.  ASSIGNMENT.  Purchaser will have the right to assign this Agreement to
          ----------
any Affiliate without Seller's consent, after which the assignee may enforce all rights and remedies of Purchaser under this Agreement, the assignee will be deemed to have made the Deposit, and Escrow Agent will acknowledge that it is holding the Deposit on behalf of the assignee.

     19.  GOVERNING LAW.  This Agreement will be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of Louisiana.

     20.  ARBITRATION.  Any controversy or claim between Seller and Purchaser
          -----------
with respect to the subject matter of this Agreement, including any controversy or claim arising out of an alleged tort, will be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law) and the Rules of Practice and Procedure for JAMS. Judgment upon any arbitration award may be entered into in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim under this Agreement in any court having jurisdiction over such action. The arbitration will be conducted in Baton Rouge, Louisiana, and administered by JAMS, who will appoint the arbitrator. If JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will commence within 90 days of the demand for arbitration. Further, the arbitrator will only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

     21.  INTEGRATION.  All prior understandings and agreements between the
          -----------
parties with respect to the subject matter of this Agreement are merged in this Agreement. Neither party is relying upon any statement, covenant or representation made by any other party which is not embodied in this Agreement.

     22.  AMENDMENTS.  No purported amendment to or waiver of any term of this
          ----------
Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.

     23.  BINDING EFFECT.  This Agreement will be binding upon, and will inure
          --------------
to the benefit of, CTI, Seller, Purchaser and their respective heirs, executors, administrators, successors and permitted assigns, if any.

     24.  FURTHER ASSURANCES.  Each party will, from time to time, execute,
          ------------------
acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement This Section will survive the Closing.

     25.  THIRD PARTIES.  Nothing in this Agreement, whether express or implied,
          -------------
is intended to confer any rights or remedies to any Persons other than Seller, CTI, Purchaser and their respective successors and assigns.

     26.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     27.  COVENANT NOT TO COMPETE.
          -----------------------

          27.1  Seller's Acknowledgments. The agreements and covenants provided
                ------------------------
by Seller in this Section are reasonable and necessary to Purchaser's protection of its legitimate interests in the transaction contemplated by this Agreement. Seller has certain knowledge of the business operations that may be required to ensure the effective and successful conduct of the business of CTI. Seller has access to trade secrets and confidential business methods, plans and practices considered confidential by Purchaser. This information has commercial value in the business in which Purchaser and CTI will be engaged after the consummation of the transaction contemplated by this Agreement. Purchaser will be irreparably damaged and its substantial investment in the transaction contemplated by this Agreement materially impaired if Seller were to enter into an activity competing or interfering with the business of Purchaser in violation of the terms of this Section or if Seller were to disclose or make unauthorized use of any confidential information concerning the business of the Seller or Purchaser. The scope and length of the term of this Section and the geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind, and the full, uninhibited and faithful observance of each of the Agree ments and covenants contained in this Section will not cause Seller any undue hardship, financial or otherwise, and enforcement of each of the covenants contained in this Section will not impair their ability, if they so desire, to obtain employment commensurate with their abilities and on terms fully acceptable to them or otherwise obtain income required for the comfortable support of them and their family and the satisfaction of the needs of their creditors.

          27.2  Covenant Not To Compete. Seller covenants and agrees that they
                -----------------------
will not, at any time during the period of time beginning on the Closing Date and ending on the date that is two (2) years after the Closing Date, compete with Purchaser within a radius of three (3) miles from any Tower Site; provided,
                                                                       --------
however, that, with respect to each Tower Site, (A) such two (2) year period
-------
shall terminate upon the date that Purchaser ceases to conduct its business in the parish in which such Tower Site is located, as set forth in Exhibit "27.2",
                                                                --------------
if such cessation of business occurs prior to the termination of the two (2) year period, and (B) such radius shall not exceed and shall terminate at the boundary of the parish in which the Tower Site is located, as set forth in Exhibit "27.2", if such parish boundary is located at a distance of less than
--------------
three (3) miles from the Tower Site. As used in this Section, to "compete" shall mean to, directly or indirectly, own, manage, operate, join, control, be employed by, or become a director, officer, employee , agent, broker, consultant, representative or shareholder of a corporation or an owner of an interest in or an employee, agent, broker, consultant, representative or partner of a partnership or in any other capacity whatsoever of any other form of business association, sole proprietorship or partnership, or otherwise be connected in any manner with the ownership, management, or operation of any tower or tower site.

          27.3  Remedies. Seller and Purchaser acknowledge that the Purchaser
                --------
will be irreparably damaged (and damages at law would be an inadequate remedy) if this Section is not specifically enforced. Therefore, in the event of a breach or threatened breach by Seller of any provision of this Agreement, then Purchaser shall be entitled, is addition to all other rights or remedies which may be available at law or in equity, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Section.

          27.4  Survival. The terms of this Section 27 shall survive the
                --------
Closing.

     28.  SEVERABILITY. If any provision of this Agreement or any other
          ------------
agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such pro vision shall have the meaning which renders it valid and enforceable. The terms of this Section will survive the Closing.

     THIS AGREEMENT has been executed by Seller, CTI and Purchaser on the dates set forth below.

                                        SELLER:

Date:______________                     __________________________________
                                        LEROY FAITH



                                        CADDO TOWER COMPANY, INC.


Date:______________                     By:_______________________________
                                           Name:__________________________
                                           Title:_________________________


                                        PURCHASER:

                                        SBA TOWERS LOUISIANA, INC.


Date:_______________                    By:_______________________________
                                           Jeffrey A. Stoops
                                           Senior Vice President


                                        ESCROW AGENT:


Date:_______________                    __________________________________
                                        WILLIAM H. LEDBETTER, JR., ESQUIRE

                                    JOINDER

     THIS JOINDER is intended to be and is hereby made a part of and incorporated in the foregoing Stock Purchase Agreement ("Agreement"), by and among LEROY FAITH ("Seller"), CADDO TOWER, INC., a Louisiana corporation, SBA TOWERS LOUISIANA, INC., a Florida corporation ("Purchaser"), and WILLIAM H. LEDBETTER, JR., ESQUIRE.

     TO INDUCE Purchaser to enter into the Agreement, and with the express understanding that Purchaser intends to rely thereupon, ETHEL FAITH, an individual residing at 111 Sussex, Bossier City, Louisiana 71111, and the wife of Seller, hereby agrees to be bound by (A) all of the terms and conditions of Sections 2 and 3 of the Agreement, for the purpose of consenting to the sale of the Shares by Seller under the spousal community property laws of the State of Louisiana, and (B) all of the terms and conditions of Section 27 of the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of August, 1998.



                                             __________________________________
                                             ETHEL FAITH

                             SCHEDULE OF EXHIBITS
                             --------------------


     Exhibit "1"       -    Defined Terms

     Exhibit "4.17.2"  -    List of Tenant Leases in Arrears

     Exhibit "4.19.2"  -    List of Tower Observers

     Exhibit "4.23"    -    Related Party Transactions

     Exhibit "6.1.10"  -    Retained Property

     Exhibit "7.5"     -    Form of Ground Lessor and Tenant Estoppel
                            Certificates

     Exhibit "7.6"     -    Form of Antenna Site Agreement

     Exhibit "7.13"    -    List of Seller's Closing Documents

     Exhibit "7.15"    -    Opinion of Seller's and CTI's Counsel

     Exhibit "8.2"     -    List of Purchaser's Closing Documents

     Exhibit "27.2"    -    List of Tower Site Parishes

                                  EXHIBIT "1"
                                  -----------

                                 Defined Terms

The following terms will have the following meanings throughout this Agreement:

     "Affiliate" - with respect to a Person, any other Person that, directly or
      ---------
indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person.

     "Agreement" - this instrument, together with all exhibits, schedules and
      ---------
addenda attached hereto.

     "Appurtenant Property" - all right, title and interest of Seller, if any,
      --------------------
in and to all (a) streets, roads, easements, servitudes, contract rights and rights-of-way appurtenant to the Property, (b) covenants, restrictions, agreements, development rights, air rights, density rights, drainage rights, riparian and/or littoral rights benefiting the Property, (c) utility mains, service laterals, hydrants, valves and appurtenances servicing the Property, (d) utility deposits and reservation fees paid by or on behalf of Seller with respect to the Property, and (e) oil, gas, minerals, soil, flowers, shrubs, crops, trees, timber, compacted soil, submerged lands and fill appurtenant to the Property.

     "Breach" - a "Breach" of a representation, warranty, covenant, obligation,
      ------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Business Day" - any day other than a Saturday, Sunday or a day upon which
      ------------
banking institutions in the State of Florida are authorized or required by law to close.

     "Claim" - any claim, damage, loss, liability, obligation, demand, defense,
      -----
judgment, suit, proceeding, disbursement or expense, including reasonable attorneys' fees or costs (including those related to appeals).

     "Closing" -  the date upon which the consummation of the purchase and sale
      -------
of the Property occurs in accordance with the terms of this Agreement.

     "Closing Date" - September 28, 1998, unless extended by the terms of this
      ------------
Agreement or by mutual consent of Purchaser and Seller.

     "Code" - the Internal Revenue Code of 1986 or any successor law, and
      ----
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Contemplated Transactions" - all of the transactions contemplated by this
      -------------------------
Agreement, including the sale of the Shares to and the acquisition and ownership of the Shares by Purchaser, the execution, delivery, and performance of this Agreement and the documents and instruments referred to herein and the performance by Purchaser, Seller and CTI, of their respective covenants and obligations under this Agreement.

     "Contract" - any agreement, contract, obligation, promise, or undertaking
      --------
(whether written or oral and whether express or implied) that is legally binding, including the Ground Leases, Tenant Leases and Easements/Servitudes.

     "Current Funds" - wired funds, cashier's check or certified check.
      -------------

     "Deposit" -  the amount of set forth in Section 3.2.1 paid by Purchaser to
      -------
Escrow Agent as an earnest money deposit under this Agreement, together with all interest earned or accrued thereon.

     "Disclosure Letter" - that certain completed disclosure letter given by
      -----------------
Seller to Purchaser simultaneous with the execution of this Agreement containing, among other things, true , correct and complete copies of certain records, documentation and other information concerning the ownership, use, operation and condition of the Property.

     "Easements/Servitudes" -  the easements and servitudes through which access
      --------------------
to any of the Towers is required or through which utilities to any of the Towers are provided.

     "Effective Date" - the date upon which a counterpart of this Agreement,
      --------------
fully executed by Seller and Purchaser, is received by Purchaser.

     "FAA" - Federal Aviation Authority.
      ---

     "FCC" - Federal Communications Commission.
      ---

     "GAAP"- generally accepted United States accounting principles, applied on
      ----
a basis consistent with the basis on which the Balance Sheet and the Financial Statements were prepared.

     "Governmental Authority" - the United States of America, the state, county,
      ----------------------
town or other municipality in which any of the Property is located and any entity exercising executive, legislative, judicial, regulatory or administrative functions over or pertaining to any of the Property (including the FAA, the FCC, any drainage district, street lighting district or special taxing district).

     "Governmental Authorization" - any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "Ground Leases" - the ground leases described in the Disclosure Letter
      -------------
pursuant to which CTI leases the Real Property upon which the Towers are located.

     "Ground Lessors" - each of the lessors under the Ground Leases.
      --------------

     "Improvements" - all Towers, poles, buildings, equipment shelters, storage
      ------------
facilities, cabinets, anchors, guy wires and other improvements which are located on or appurtenant to the Property.

     "Intangible Personal Property" - any development rights, documents,
      ----------------------------
technical matter and work product relating to the Property, including any Permits, environmental studies, construction, engineering, architectural, landscaping or other plans or drawings related to the Property and any surveys, maps, site plans, plats and other graphics relating to the Property.

     "IRS"- the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "JAMS" - the Arbitration of Commercial Disputes of Judicial Arbitration and
      ----
Mediation Services, Inc.

     "Legal Requirements" - any law, ordinance, order, rule or regulation of any
      ------------------
Governmental Authority which pertains to the Property, Seller or CTI, including without limitation, all building, zoning, land use, subdivision, setback, platting, health, traffic, environmental, hazardous waste, natural resources or flood control matters.

     "Order"- any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

     "Ordinary Course of Business"- an action which is taken in the ordinary
      ---------------------------
course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person, is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents"- (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

     "Permits" - all permits, licenses, authorizations, certificates of
      -------
occupancy, certificates of completions, variances and similar approvals of any Governmental Authority having jurisdiction over the Tower Sites.

     "Permitted Exceptions" - exceptions to title which Purchaser fails to
      --------------------
object to in writing prior to the Closing Date.

     "Person" - any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

     "Proceeding"- any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Property" - collectively, the Real Property, the Ground Leases, the
      --------
Easements/Servitudes, the Appurtenant Property, the Intangible Personal Property, the Improvements and the Tangible Personal Property, but not including the Retained Assets.

     "Purchase Price" - the amount set forth in Section 3.1.
      --------------

     "Real Property" - the real property described in the Disclosure Letter
      -------------
leased by CTI pursuant to the Ground Leases and upon which the Towers are located.

     "Related Person"- with respect to a particular individual, (a) each other
      --------------
member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means the direct or indirect right to vote or dispose of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Representative"- with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Service Contracts" - all service contracts, maintenance contracts and
      -----------------
management contracts, if any, affecting the Property.

     "Shares"- all of the issued and outstanding shares of capital stock of CTI.
      ------

     "Subsidiary"- with respect to any Person (the "Owner"), any corporation or
      ----------
other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of CTI.

     "Tangible Personal Property" - all personal property, furniture, fixtures,
      --------------------------
equipment, appliances and other items of personal property owned by Seller and used in connection with the Property.

     "Tax Return"--any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Tenant Estoppels" - estoppel letters from each of the Tenants to
      ----------------
Purchaser, in form and substance reasonably acceptable to Purchaser.

     "Tenant Leases" - the leases, licenses and other occupancy agreements
      -------------
described in the Disclosure Letter pursuant to which any Person is granted the right to use space or install equipment on any of the Towers or in any of the Improvements located on any of the Tower Sites.

     "Tenants" - each of the lessees, licensees or other occupants under the
      -------
Tenant Leases.

     "Towers" - nine (9) communication towers or monopoles located on the Tower
      ------
Sites, as more particularly described in the Disclosure Letter.

     "Tower Sites" - collectively, the Real Property, the Ground Leases and the
      -----------
Easements/Servitudes.

                                EXHIBIT "4.17.2"
                                ----------------

                        List of Tenant Leases in Arrears


1.  Lifetime Systems          ]  Exhibit A
2.  Source One                ]  Disclosure Letter
3.  Bossier Medical Center    ]

                                EXHIBIT "4.19.2"
                                ----------------

                            List of Tower Observers

Listed Exhibit U - Disclosure Letter

                                 EXHIBIT "4.23"
                                 --------------

                           Related Party Transactions


1. CTI has leased the Keel Tower Site and the Glassell Tower Site from Shreveport Communications Services, Inc., which is a Related Person of Leroy Faith and/or CTI.

2. Leroy Faith is a 50% shareholder of Greenwood Tower, Inc., a corporation that owns a tower site in Greenwood, Louisiana. This tower site is at least nine miles from any of CTI's other existing towers.

                                EXHIBIT "6.1.10"
                                ----------------

                               Retained Property

See Exhibit E - Disclosure Letter

                                 EXHIBIT "7.5"
                                 -------------

                   Form of Ground Lessor Estoppel Certificate

                           SBA Towers Louisiana, Inc.
                       One Town Center Road, Third Floor
                           Boca Raton, Florida 33496

____________, 199_

_________________
_________________
_________________
_________________

     Re: Lease Agreement ("Ground Lease") dated _________________________ by and
                           ------------
between [INSERT NAME OF LESSOR] herein after referred to as ("Landlord")  and
                                                              --------
[INSERT NAME OF LESSEE] ("Tenant") with respect to that certain real property
                          ------
located in ________________, ____________ ("Property")
                                            --------

Dear [NAME OF GROUND LESSOR]:

     SBA Towers Louisiana, Inc. ("SBA") and Tenant have signed an agreement
                                  ---
under which SBA may purchase all of the outstanding stock in the Tenant. The Ground Lease and any tenants's interest in the Property and all rights and proceeds relating thereto are referred to as the "Leasehold Estate".
                                                  ----------------

     SBA, certain of its affiliates and certain lenders selected by SBA and its affiliates ("Lenders") may have entered, and may from time to time in the future
             -------
enter into loan or credit agreements, pursuant to which the Lenders may have extended, or may in the future extend, credit or loan money to SBA or its affiliates. As a condition to such extensions of credit, such Lenders may require liens on certain of Tenant's or SBA's assets located on the Property and consent by you to Tenant's or SBA's granting of a leasehold mortgage on the Leasehold Estate

     As part of our due diligence review in determining whether to consummate such transaction, we would ask that you confirm the following:

     1. You consent to the proposed purchase of the stock in Tenant to the extent the terms of the Ground Lease would require your consent to such purchase with the understanding that this consent will be effective only if the proposed transaction closes.

     2. Attached as Exhibit "A" is a true and complete copy of the Ground Lease and all amendments or modifications thereto. The Ground Lease constitutes the entire agreement between you and Tenant with respect to the subject matter thereof.


     3. The expiration date of the initial term of the Ground Lease is ____________ and Tenant has the option to extend the term of the Ground Lease for _____successive terms of ________ years.

     4. Tenant's monthly base rent under the Ground Lease is $___________, Tenant must pay monthly $______________ as additional rent and all rent, additional rent and other charges due and payable under the Ground Lease have been paid through ______________, 19__.

     5. Neither you nor Tenant is in default under the Ground Lease and there is no event which, with the giving of notice and/or the passage of time, would constitute such a default.

     6. You have no claim or defense of any nature whatsoever against Tenant with respect to the Ground Lease and there is no event which, with the giving of notice and/or the passage of time, would constitute the basis of such a claim or defense.

     We would appreciate you reviewing and signing this letter at your earliest possible convenience as we would like to conclude this transaction a quickly as possible. If you have any questions or comments, please do not hesitate to contact me at ___-___-____.

Sincerely,



________________________________
[NAME OF SENDER]
[TITLE OF SENDER]


ACKNOWLEDGED AND CONFIRMED:


________________________________
[NAME OF GROUND LESSOR]

                      Form of Tenant Estoppel Certificate

                           SBA Towers Louisiana, Inc.
                       One Tower Center Road, Third Floor
                           Boca Raton, Florida  33486
[DATE]

[NAME OF TENANT]
[ADDRESS OF TENANT]

     Re: Lease, dated _________, 19__ between [INSERT NAME OF LANDLORD] ("Landlord") and [INSERT NAME OF TENANT] ("Tenant") (the "Lease"), with respect to [INSERT ADDRESS OR DESCRIPTION OF THE PROPERTY] (the "Property")

Dear [NAME OF TENANT]:

     SBA Towers Louisiana, Inc. ("SBA") and Landlord have signed an agreement under which SBA may purchase all of the stock in Landlord.

     As part of our due diligence review in determining whether to consummate such transaction, we would ask that you confirm the following:

     1. Attached as Exhibit "A" is a true and complete copy of the Lease and all amendments or modifications thereto. The Lease constitutes the entire agreement between you and Landlord with respect to the subject matter thereof. To the extent required by the terms of the Lease, you consent to the proposed purchase of the stock in Landlord with the understanding that this consent will be effective only if the proposed transaction closes.

     2. The term of the Lease commenced on ____________ and you have the option to extend the term of the Lease for ____ (__) successive terms of ____ (__) years each. The expiration date of the initial term of the Lease is _________________.

     3. Rent in the amount of $_________ is payable __________. All rent and all other charges due and payable under the Lease have been paid through ____________, 19__, and no amounts have been or will be paid to Landlord for more than one month in advance.

     4. You have no right to free rent, rebate of rent or any other type of rental concession with respect to the Lease except as expressly provided for in the Lease.

     5. No security deposit has been paid to or is currently being held by Landlord under the Lease.

     6. Neither you nor Landlord is in default under the Lease and there is no event which, with the giving of notice and/or the passage of time, would constitute such a default.

     7. You have no claim or defense of any nature whatsoever against Landlord with respect to the Lease and there is no event which, with the giving of notice and/or the passage of time, would constitute the basis of such a claim or defense. You have no offsets, claims, counterclaims or defenses of any nature whatsoever to the performance of your obligations under the Lease (including, without limitation, the obligation to pay rent) and, there is no condition which, with the giving of notice and/or the passage of time, would constitute the basis of such an offset, claim, counterclaim or defense.

     8. You have not assigned, transferred or otherwise encumbered your interest under the Lease or subleased any part of the Property.

     9. You have no outstanding options, right of first refusal or rights of first negotiation to purchase all or any part of the Property.

     10. No petition has been filed by or against you for protection under any bankruptcy, creditor's rights, insolvency or other similar statutes.

     11. You have not in the past used, and are not presently using the Property for the hand ling, storage, transportation, or disposal of hazardous or toxic substances, materials, pollutants or waste (or similar items under applicable environmental laws or regulations). To the best of your knowledge, there has been no release of any such items into the environment from the Property or in, on or under the Property.

     We would appreciate you reviewing and signing this letter at your earliest possible con venience as we would like to conclude this transaction a quickly as possible. Once executed, please return same to me by facsimile at ___-___-____ and by regular mail. If you have any questions or comments, please do not hesitate to contact me at ___-___-____.

Sincerely,

_________________________
[NAME OF SENDER]
[TITLE OF SENDER]

ACKNOWLEDGED AND CONFIRMED:

_________________________
By:______________________
Its:_____________________

                                 EXHIBIT "7.6"
                                 -------------

                         Form of Antenna Site Agreement

                                   AGREEMENT

       THIS AGREEMENT entered into on the date shown below by and between:

               CADDO TOWER COMPANY, INC. a Louisiana
               corporation whose address is One Town Center Road, Third Floor, Boca Raton, Florida 33486, represented herein by its duly authorized undersigned officer, hereinafter referred to as "LESSOR".

                                     and

               SHREVEPORT COMMUNICATION SERVICE, INC.
               a Louisiana corporation,
               whose mailing address is 933 Stoner Avenue, Shreveport, Louisiana 71101, represented herein by its duly authorized undersigned officer, hereinafter referred to as "LESSEE"

who mutually contract and agree as follows:

                                       1.
       LESSOR hereby leases unto LESSEE, subject to the conditions hereinafter expressed, the following property:

               A portion of a tower located _____________ at _____ AGL with coordinates of ______________.

                                       2.
       (a) The property hereby leased is to be used by LESSEE for installation of single cabinet transmitter, Heliax cable ad antenna. LESSOR to furnish necessary A/C power service. Insurance to be provided by LESSEE as desired.

       (b) LESSEE expressly agrees that it will not install any equipment on LESSOR'S tower unless and until it has received the express written consent and approval from LESSOR.

       (c) LESSEE expressly agrees that all maintenance, repair or other service performed on LESSEE'S equipment located at the site of the above described tower will be performed by or under direct supervision of Shreveport Communication Service, Inc. Notwithstanding anything contrary contained herein, should the service of Shreveport Communication Service, Inc. become unacceptable to LESSEE, LESSEE reserves the right to terminate their service and utilize other service facilities at no additional cost to LESSEE. LESSOR is to provide acceptable access to facility or LESSEE reserves the right to terminate this agreement with no further obligation to LESSOR upon 30 days written notice to LESSOR.

                                       3.
       No rent shall be payable under this agreement for the months of October and November, 1998. Thereafter, LESSEE agrees to pay LESSOR monthly in advance as rental an amount, per antenna installed on the tower, equal to $.50 multiplied by the mounting height (in feet) of such antenna, determined as of December 1, 1998.

                                       4.
       The primary term of this lease shall be for a period of TWO (2) years beginning on the date hereof except as noted in Article 2(c), after which time this agreement shall continue on a month by month basis, until terminated by either party with thirty days written notice to the other party.

                                       5.
       It is further understood and agreed that LESSEE'S equipment, its installation and operation will:

       (a) In no way damage LESSOR'S equipment house near the base of LESSOR'S tower or the tower structure itself.

       (b) Not interfere with the maintenance of LESSOR'S tower and the tower lighting system.

       (c) Not interfere with the operation of radio equipment installed prior to LESSEE's equipment. In the event LESSEE'S radio equipment causes such interference, LESSEE will take all steps reasonably required by LESSOR to correct and eliminate said interference, including the installation of isolators, circulators, cavities, filters and the like. If such interference cannot be eliminated, LESSOR, at its option, may terminate this lease.

       (d) Comply with all applicable rules and regulations of the Federal Communications Commission and electrical codes of any political sub-division concerned.

                                       6.
       Should LESSEE fail to perform any of its obligations hereunder, LESSOR may, at its option, terminate this lease and agreement by furnishing written notice to LESSEE specifying the act complained of, provided LESSEE shall have ten (10) days from the time such notice is furnished within which to cure its default. Should LESSEE fail to cure its default as provided herein, then all remaining rental due hereunder shall, at LESSOR'S option, immediately become due and payable. Additionally, LESSEE agrees LESSOR may terminate the power service provided LESSEE on the premises.

                                       7.

       In the event it becomes necessary for LESSOR to place this lease in the hand of an attorney for collection, LESSEE shall pay LESSOR'S reasonable attorney's fee incurred, which fee hereby is fixed at twenty-five (25%) percent of the amount of rental collected or $500.00, whichever is greater.

                                       8.
       LESSOR shall not be liable for any loss, damage or injury to LESSEE or to LESSEE'S agents, invitees, guests, or employees occurring on or about the leased premises and arising from LESSEE'S operating on or off the premises nor shall LESSOR be responsible for any loss, damage or injury to LESSEE or to LESSEE's operations on or off the premises, nor shall LESSOR be responsible for any loss, damage or injury to LESSEE or to LESSEE'S agents, invitees or employees caused by any defect in the leased premises unless LESSOR had actual knowledge under the provisions of LA. R.S. 9:3221.

                                       9.
       The leased premises may not be assigned or sublet without the written consent of LESSOR; provided that LESSEE may assign this lease to any person who acquires substantially all of LESSEE'S business operations which utilize the leased premises so long as LESSEE is not then in default and such assignee assumes LESSEE'S obligations hereunder in writing. Such assignment shall not release LESSEE from its obligations hereunder.

       (a) LESSOR shall not lease space on the tower after the date hereof to any person whose broadcast operations cause interference with LESSEE'S broadcast operations at the site.

       (b) LESSOR shall be responsible at its expense for causing the tower to be in compliance with lighting and painting requirements of the Federal Communications Commission and the Federal Aviation Administration.

       (c) If the site is damaged by fire, vandalism or other cause which results in the site becoming unusable by LESSEE, rent shall abate until the site can be restored to tenantable condition.


                                      10.
       Failure or delay on the part of LESSOR to exercise any right, power or privilege hereunder shall not operate as a waiver thereof.


                                      11.
       This agreement shall be binding on LESSOR and LESSEE and their respective heirs, successors or assigns.

                                      12.

       LESSEE shall have the right anytime prior to December 1, 1998 to terminate this agreement for any reason or no reason by delivering written notice of such termination to LESSOR prior to such date.


THUS DONE AND SIGNED on this the _______ day of September, 1998, before me, the undersigned competent witnesses.

Witnesses:                               CADDO TOWER COMPANY, INC., a Louisiana
                                         corporation

_______________________
Print Name:                              By:_________________________
                                             Neil H. Seidman
                                             Director of Acquisitions
_______________________
Print Name:


THUS DONE AND SIGNED on this the _____ day of September, 1998, before me, the undersigned competent witnesses.

Witnesses:                               SHREVEPORT COMMUNICATION SERVICE,
                                         INC., a Louisiana corporation

_______________________
Print Name:
                                          By:_________________________
_______________________                      Leroy Faith
Print Name:                                  President

                                 EXHIBIT "7.13"
                                 --------------

                       List of Seller's Closing Documents

     1. The Shares and such documents and instruments as may be necessary to transfer the Shares to Purchaser.

     2.  The Antenna Site Agreements contemplated by Section 7.6.

     3. Originals of all Ground Leases, Tenant Leases, Easements/Servitudes and Permits.

     4. Evidence that all utility charges for the Tower Sites have been paid through a date not more than thirty (30) days prior to the Closing Date.

     5. An affidavit to Purchaser's title insurer, in form and substance reasonably acceptable to Purchaser, which will be sufficient to have the standard printed exceptions deleted from the title insurance policy of Purchaser and its lender.

     6. An affidavit certifying that each Seller is not a "foreign person" under Section 1445(f)(3) of the Code.

     7. A certificate of the secretary of CTI setting forth the resolutions adopted by the board of directors and shareholders of CTI approving the execution and delivery of each of the Seller's Closing Documents and the consummation of the Contemplated Transactions and authorizing and directing the president or any vice president of CTI to execute and deliver the documents required to be executed and delivered by CTI under this Agreement, which certificate will show the name, office and signature of each officer of CTI authorized to execute and deliver such documents.

     8. A certificate of good standing from the Secretary of State of CTI's state of incorporation verifying that CTI is duly organized, validly existing and in good standing.

     9. A certificate from each of Seller and CTI, in form and substance reasonably acceptable to Purchaser, certifying that all representations and warranties of Seller and CTI remain true and correct as of the Closing Date.

     10. All keys and other security access devices to the Improvements.

     11. The Seller's Opinion.

     12. Any other documents or instruments required by this Agreement or reasonably requested by Purchaser to consummate the Closing.

                                 EXHIBIT "7.15"
                                 --------------

                     Opinion of Seller's and CTI's Counsel


                             _______________, 1998



SBA Towers Louisiana, Inc.
One Town Center Road, 3rd Floor
Boca Raton, Florida  33486

Ladies and Gentlemen:

     We have acted as legal counsel to Leroy Faith ("Seller"), Ethel Faith ("Faith"), and Caddo Tower, Inc., a Louisiana corporation ("CTI"), in connection with the purchase by SBA Towers Louisiana, Inc., a Florida corporation ("SBA"), of all of the issued and outstanding capital stock of CTI, pursuant to that certain Stock Purchase Agreement, dated as of ____________, 1998 (the "Stock Purchase Agreement"), by and among CTI, SBA, Seller, and, as to Sections 2, 3 and 27 of the Stock Purchase Agreement, Faith. This opinion letter (this "Opinion Letter") is being delivered pursuant to Section 7.15 of the Stock Purchase Agreement. Capitalized terms not otherwise defined in this Opinion Letter have the definitions set forth in the Stock Purchase Agreement.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

     (i)     the Stock Purchase Agreement;

     (ii) the Certificate of Incorporation of CTI as currently in effect, the Bylaws of CTI and certain resolutions of the Board of Directors and shareholders of CTI, each certified by CTI as being true and correct and in effect on the date hereof;

     (iii) such records of CTI and such agreements, certificates of public officials, certificates of officers or other representatives of CTI and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein; and

     (iv) a Certificate of Good Standing dated as of ____________, 1998 issued by the Secretary of State of the State of Louisiana with respect to CTI.

     Based upon the foregoing, we are of the opinion that:

     1. CTI is duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the power and lawful authority to own its properties and to transact the business in which it is currently engaged. CTI is duly qualified to transact business in all other jurisdictions in which it is required to be so qualified.

     2. Seller, Faith and CTI have full power to enter into the Stock Purchase Agreement and to carry out their obligations thereunder. The execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by CTI's Board of Directors and shareholders. No other acts or proceedings on the part of CTI will be necessary to authorize execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby.

     3. The execution and delivery of the Stock Purchase Agreement, the consummation of the transactions contemplated thereby, the performance by Seller, Faith and CTI of each of their obligations under the Stock Purchase Agreement, and the exercise of SBA of the rights created by each of the Seller's Closing Documents do not and will not (i) violate the Articles of Incorporation or bylaws of CTI; (ii) constitute a breach of or a default under any Contract, agreement or instrument to which CTI is a party or by which its assets are bound, or result in the creation of a mortgage, lien, security interest or other encumbrance upon the assets of CTI; or (iii) violate a judgment, decree or order of any Governmental Authority or court or administrative tribunal, which judgment, decree or order is binding on Seller, Faith or CTI.

     4. No permits, approvals, consents, satisfaction of waiting periods, or waivers thereof of any Governmental Authority, or of any other Person whatsoever, are necessary to allow the Seller, Faith and CTI to consummate the transactions contemplated in the Stock Purchase Agreement in compliance with, and not in breach of, (i) all applicable Legal Requirements, and (ii) the provisions of any Contract binding upon any Seller, Faith or CTI.

     5. No actions, suits or proceedings are pending or overtly threatened in writing against Seller, Faith or CTI that challenge the validity of the Seller's Closing Documents or any action to be taken by Seller, Faith or CTI pursuant to the Seller's Closing Documents.

     6. The Stock Purchase Agreement has been executed and delivered by Seller, Faith (by means of the Joinder to the Stock Purchase Agreement) and CTI, and is a valid and binding obligation of Seller, Faith (to the extent so joined) and CTI, enforceable against each of them under the law of Louisiana and the federal law of the United States.

     7. The Shares have been duly and validly issued, fully paid and are non-assessable.

     8. CTI does not, either directly or indirectly, beneficially or of record, own any securities or other interests in any other Person, which, by nature of such ownership, would give CTI the power to elect a majority of that Person's board of directors or other similar governing body or otherwise give CTI the power to direct the business and policies of that Person.

     9. CTI's authorized capitalization consists of 1,000 shares of common stock, no par value per share, of which 100 shares are outstanding and constitute the Shares, and 100 shares are "treasury stock," as such term is defined under Louisiana corporate law.

     10. There are no contracts or other agreements or documents, pursuant to which CTI may be required to authorize or issue additional securities.

     11. Upon delivery of the Shares to SBA and payment in accordance with the Stock Purchase Agreement, SBA will acquire the ownership rights to the Shares free of all liens, encumbrances, security interests or other adverse claims.

     12. There are no pre-emptive rights or other similar rights, whether under any of the Organizational Documents, any Legal Requirement, or pursuant to any Contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any equity securities or other securities of CTI.

     Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering this Opinion Letter, we do not undertake to advise you of any changes in such laws or facts which may occur or come to our attention after the date hereof.

      Subject to the foregoing, this Opinion Letter may be relied upon by you only in connection with the Seller's Closing Documents and the transactions contemplated therein, and may not be used or relied upon by you or any other person for any purpose whatsoever, without the prior written consent of this Firm.

                                              Very truly yours,



                                               ____________________________

                                 EXHIBIT "8.2"
                                 -------------

                     List of Purchaser's Closing Documents

     1. The balance of the Purchase Price, subject to all adjustments, credits and prorations provided for in this Agreement.

     2.      The Antenna Site Agreements contemplated by Section 7.6.

     3. A certificate of the secretary of Purchaser setting forth the resolutions adopted by the board of directors of Purchaser authorizing and directing the president or any vice president of Purchaser to execute and deliver the documents required to be executed and delivered by Purchaser under this Agreement, which certificate will show the name, office and signature of each officer of Purchaser authorized to execute and deliver such documents.

     4. A certificate of good standing from the Secretary of State of Purchaser's state of incorporation verifying that Purchaser is duly organized, validly existing and in good standing.

     5. A certificate from Purchaser, in form and substance reasonably acceptable to Seller, certifying that all representations and warranties of Purchaser remain true and correct as of the Closing Date.

     6. Any other documents or instruments required by this Agreement or reasonably requested by Seller to consummate the Closing.

                                 EXHIBIT "27.2"
                                 --------------

                          List of Tower Site Parishes

Tower Site                    Parishes
----------                    --------

1.  KEEL                      1.  Caddo
2.  DeSoto                    2.  Caddo
3.  Mansfield                 3.  DeSoto
4.  Natchitoches              4.  Natchitoches
5.  Haughton                  5.  Bossier
6.  Dubach                    6.  Lincoln
7.  Springhill                7.  Webster
8.  Rocky Branch              8.  Union
9.  Athens                    9.  Claiborne